UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2006

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As reported in our Form 8-K dated June 9, 2006, Benoit Aucouturier resigned as a director and a member of the audit committee and nominating and governance committee of the Gaming Partners International Corporation, or the “Company,” effective June 30, 2006.   On June 9, 2006, the Company’s Nominating Committee approved and recommended to the Board of Directors that Charles R. Henry be appointed as a director and member of the audit committee and nominating and governance committee for the Company, effective June 30, 2006, subject to the gaming regulatory approvals. On June 13, 2006, the Board of Directors of the Company approved the Nominating Committee’s recommendation. The Company believes that Mr. Henry meets the independence listing qualifications the Nasdaq Stock Market, Inc., or NASDAQ, composition requirements set forth in Marketplace Rule 4350(d)(2).

Charles R. (Chuck) Henry is a retired two-star general, a distinguished military career and an advanced law degree. Mr. Henry is the COO and a board member of CEG Company in Rico Rica, Arizona, a producer of military wiring harnesses for military vehicles. Prior to that he was a consultant on defense issues and was also appointed CEO and President of the National Veterans Business Development Corporation.

On June 19, 2006, we issued a press release with respect to the foregoing in accordance with Marketplace Rule 4803(a).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press release dated June 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation

Date: June 19, 2006
	By:	/s/ Melody Sullivan
Melody Sullivan
Chief Financial Officer